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                                                                  EXHIBIT 10.154


                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") between Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), and Thomas J. O'Malia ("Consultant") is entered into and effective as of December 1, 1998.

     WHEREAS, Consultant is currently serving as Chairman of the Board of Directors of the Company ("Chairman"); and

     WHEREAS, the Company desires that Consultant provide and perform extensive services on behalf of the Company, including but not limited to assisting the Company in recruiting a new Chief Executive Officer of the Company, exploring strategic planning alternatives for the Company and assisting with investor relations, which services are in addition to duties normally associated with the position of Chairman; and

     WHEREAS, Consultant desires to perform such additional services on behalf of the Company;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and of the mutual benefits accruing to the Company and to Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, the Company and Consultant agree as follows:

     1. CONSULTING RELATIONSHIP. The Company hereby retains Consultant, and Consultant hereby agrees to be retained by the Company, as an independent consultant, and not as an employee.

     2. TERM. The term of this Agreement will begin on the effective date set forth above and will continue until terminated in accordance with the provisions set forth below.

          (a) This Agreement may be terminated by either party by not less than 24 hour's prior written notice.

          (b) The Company may terminate this Agreement at any time without notice if (i) Consultant breaches any provision of this Agreement or (ii) Consultant engages in conduct which, in the judgment of the Board of Directors of the Company, is injurious to the Company.

          (c) In the event of Consultant's death or total disability this Agreement will terminate as of the date of death or disability.

          (d) This Agreement will automatically terminate at the time Consultant no longer serves as Chairman.


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          3.  CONSULTING SERVICES.  Consultant agrees that during the term of this Agreement:

          (a) Consultant will devote his best efforts to perform services and execute the policies of the Company as determined by its Board of Directors, including upon such request, the services described above.

          (b) Consultant will exercise a reasonable degree of skill and care in performing the services referred to in subsection (a) above.

          (c) Consultant will be available for service hereunder upon execution of this Agreement by both parties.

          4.  COMPENSATION.

          (a)  Cash Compensation.

               (i) For the first year of the term of this Agreement, the Company will pay Consultant for his services performed under this Agreement at the rate of $75,000 per year, payable quarterly, in equal installments at the end of each quarter.

               (ii) For each succeding year of the term of this Agreement, the Company will pay Consultant for his services performed under this Agreement at the rate of $50,000 per year, payable quarterly, in equal installments at the end of each quarter.

               (iii) Consultant will be entitled to reimbursement for necessary and reasonable business expenses incurred by Consultant in the performance of his duties hereunder.

               (iv) The cash compensation described in (i) and (ii) above will be in lieu of any and all other fees otherwise payable to Consultant during the term of this Agreement for services as a director of the Company (including annual retainer fees, fees for Board meeting attendance, fees for committee meeting attendance and fees for serving as Chairperson of a Board Committee).

               (v) Upon termination of the Agreement, Consultant will be paid a pro rata portion of the cash compensation earned by him during the quarter in which termination occurs.

          (b)  Stock Options.

               (i)  The Company will grant options to Consultant as follows:

                    (A) On December 15, 1998, the Company will grant Consultant an option to purchase 40,000 shares of the Company's Common Stock.


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                    (B)  On each succeeding year of the term of this Agreement, the Company will grant Consultant an option to purchase 10,000 shares of the Company's Common Stock.

               (ii) The options granted in accordance with (i) above will become vested and exercisable in four quarterly installments beginning three months after the date of the grant of each such option; provided however, that (A) if Consultant's service as Chairman is terminated by the Company prior to the end of the first year of the term of this Agreement, then the option described in (i)(A) will become fully vested and exercisable as of the date of such termination of service; and (B) if Consultant's service as Chairman is terminated by the Company prior to the end of any succeeding year of the term of this Agreement, then the option described in (i)(B) that was granted for such year will become fully vested and exercisable as of the date of such termination of service. If Consultant terminates his service as Chairman, then the portion of any option described in (i)(A) or (B) that is not yet vested and exercisable as of such date will expire. Once vested, such options will continue to be exercisable until the earlier of the expiration of the term of the options or the 90th day following the last day of the calendar year in which Consultant's service as a director of the Company terminates.

               (iii) The options granted in accordance with (i) above will be granted under the Company's 1991 Stock Option Plan at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the close of business on the day preceding the grant date.

               (iv) The options granted in accordance with (i) above will be in lieu of any automatic grants of options that would otherwise be made to Consultant pursuant to Section VI of the Company's 1991 Stock Option Plan. Such options will be subject to the usual terms and conditions of options granted to consultants and employees pursuant to and in accordance with the Company's 1991 Stock Option Plan.

          (c) Other Benefit Plans. Consultant will not be entitled to participate in or receive benefits under any Company programs maintained for its employees, including, without limitation, life, medical and disability benefits, pension, profit sharing or other retirement plans or other fringe benefits.

     5. THE COMPLETE AGREEMENT. This Agreement represents the complete Agreement between the Company and Consultant concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof will be binding on either party unless in writing and signed by both Consultant and the Company.

     6. NOTICES. Any notice required or permitted to be given hereunder will be in writing and will be effective three business days after it is received via registered or certified mail, overnight delivery or by confirmed facsimile transmission. Notices will be directed to the following addresses:

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         To the Company:

         Insurance Auto Auctions, Inc.
         850 East Algonquin Road, Suite 100
         Schaumburg, Illinois 60173
         Attn: General Counsel
         Telephone: (847) 839-4193   Facsimile: (847) 839-3999

         To Consultant:

         Thomas J. O'Malia
         22708 Brandywine Drive
         Calabasas, California 91302
         Telephone: (818) 591-1997   Facsimile: (818) 591-1996

     7. ASSIGNABILITY. This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Company to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Company whether by merger, consolidation, acquisition or otherwise. This Agreement will be binding upon Consultant, his heirs and permitted assigns and the Company, its successors and permitted assigns.

     8. SEVERABILITY. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction will reform the section or provisions to produce its nearest enforceable economic equivalent.

     9. APPLICABLE LAW. It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto will be determined in accordance with the laws of the State of Illinois. The parties hereto submit to the jurisdiction of the courts of Illinois in respect of any matter or thing arising out of this Agreement or pursuant thereto.

     10. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

                                        INSURANCE AUTO AUCTIONS, INC.

                                        By:     /s/ Christopher G. Knowles
                                                ------------------------------
                                        Title:  Chief Executive Officer
                                                ------------------------------


                                        CONSULTANT

                                        /s/ Thomas J. O'Malia
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